Filed Pursuant to Rule 424(b)(3)
Registration No. 333-61772

PROSPECTUS SUPPLEMENT
(To Prospectus dated May 25, 2001)

AQUA AMERICA, INC.

1,660,279 SHARES OF COMMON STOCK

DIVIDEND REINVESTMENT AND DIRECT STOCK PURCHASE PLAN

____________________________

     This Prospectus Supplement supplements, amends and forms a part of the Prospectus dated May 25, 2001, relating to an aggregate of 1,660,279 shares of common stock of Aqua America, Inc. issuable pursuant to the Company’s Dividend Reinvestment and Direct Stock Purchase Plan. Information in this Supplement is provided as of January 22, 2004, and should be read carefully and considered in connection with your review of the Prospectus.

     Our common stock is listed on the New York Stock Exchange and the Philadelphia Stock Exchange under the symbol “WTR.”

____________________________

     On January 16, 2004*, Philadelphia Suburban Corporation changed its name to Aqua America, Inc. NYSE: WTR

     [Aqua America, Inc. logo]

     Any references to Philadelphia Suburban Corporation (NYSE: PSC) in the prospectus should now be considered Aqua America, Inc. (NYSE:WTR).

     * Due to the holiday on January 19, Aqua America, Inc. will trade under its new ticker, WTR, beginning January 20.

____________________________

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY
STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE
SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.
ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

____________________________

     The Date of this Prospectus Supplement is January 22, 2004